                                                                      Exhibit 99

                                  CERTIFICATION

Each of the undersigned  hereby  certifies,  for the purposes of Section 1350 of chapter 63 of title 18 of the United States Code, as adopted pursuant to Section
906 of the  Sarbanes-Oxley  Act of 2002, in his capacity as an officer of Sierra
Health Services, Inc. ("Sierra"),  that, to his knowledge, the Annual Report for the Sierra Health  Automatic  Retirement  Plan on Form 11-K for the period ended
December 30, 2002, fully complies with the requirements of Section 13 (a) of the
Securities  Exchange  Act of 1934  and that the  information  contained  in such report fairly  presents,  in all material  respects the net assets available for benefits and changes in net assets available for benefits of the Plan.

This  written  statement  is being  furnished  to the  Securities  and  Exchange
Commission as an exhibit to such Form 11-K. A signed  original of this statement has been  provided to Sierra and will be retained by Sierra and furnished to the
Securities and Exchange Commission or its staff upon request.

/s/ Anthony M. Marlon, M.D.
---------------------------
Anthony M. Marlon, M.D.
Chief Executive Officer

June 27, 2003

/s/ Paul H. Palmer
---------------------------
Paul H. Palmer
Chief Financial Officer

June 27, 2003